UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) November 14, 2013

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On November 14, 2013, SWS Group, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders acted upon the matters outlined in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on October 3, 2013. Stockholders representing 28,275,507 shares or 85.5% of the 33,076,003 shares of the Company’s common stock outstanding on the record date of September 13, 2013 were present in person or by proxy, representing a quorum for the purposes of the Annual Meeting. Matters voted upon at the Annual Meeting were as follows:

1.	The election of ten directors to the Company’s Board of Directors to hold office until the Annual Meeting of Stockholders in 2014 and until their respective successors have been elected. There was no solicitation in opposition to the nominees for director, and the Company’s stockholders elected all of the nominees. The final tabulation of the votes on this matter was as follows:

Nominees	For	Withheld	Abstain	Broker Non-Votes
James H. Ross	19,332,371	2,597,967	—	6,345,169
Robert A. Buchholz	19,218,839	2,711,499	—	6,345,169
Brodie L. Cobb	18,894,478	3,035,860	—	6,345,169
J. Taylor Crandall	15,781,014	6,149,324	—	6,345,169
Christie S. Flanagan	19,167,355	2,762,983	—	6,345,169
Gerald J. Ford	15,852,759	6,077,579	—	6,345,169
Larry A. Jobe	19,158,337	2,772,001	—	6,345,169
Tyree B. Miller	19,318,529	2,611,809	—	6,345,169
Dr. Mike Moses	17,245,063	4,685,275	—	6,345,169
Joel T. Williams III	17,324,003	4,606,335	—	6,345,169

2.	The stockholders did not approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement. The final tabulation of votes on this matter was as follows:

For:	9,910,110
Against:	10,582,528
Abstain:	1,437,700
Broker non-votes:	6,345,169

3.	The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent auditor for fiscal year ending June 30, 2014. The final tabulation of votes on this matter was as follows:

For:	27,935,404
Against:	331,992
Abstain:	8,111
Broker non-votes:	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: November 15, 2013	By:	/s/ J. Michael Edge
J. Michael Edge
Chief Financial Officer

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